UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2024

Natural Grocers by Vitamin Cottage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway
Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

(303) 986-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NGVC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2024, Todd Dissinger, Chief Financial Officer (principal financial officer) of Natural Grocers by Vitamin Cottage, Inc. (the “Company”) and its wholly owned subsidiary Vitamin Cottage Natural Food Markets, Inc., notified the Company that he intends to retire from the Company effective on or about December 31, 2024. He will continue to serve as Chief Financial Officer until his successor is appointed to ensure a smooth transition. The Company will conduct a thorough process to identify Mr. Dissinger’s successor with the assistance of an executive recruiting firm.

On June 27, 2024, the Company issued a press release announcing Mr. Dissinger’s retirement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section. Additionally, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On June 27, 2024, the Company issued a press release announcing Mr. Dissinger’s retirement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Press release of Natural Grocers by Vitamin Cottage, Inc. dated June 27, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2024
Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President